As filed with the Securities and Exchange Commission on February 9, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ALKERMES, INC.
(Exact Name of Company as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2472830 (I.R.S. Employer Identification No.)
ALKERMES, INC.
88 SIDNEY STREET
CAMBRIDGE, MASSACHUSETTS 02139-4234
(Address, including zip code of registrant’s principal executive offices)
ALKERMES, INC. 2002 RESTRICTED STOCK AWARD PLAN
(Full title of the plan)
David A. Broecker
Chief Executive Officer
ALKERMES, INC.
88 Sidney Street
Cambridge, Massachusetts 02139-4234
Telephone: (617) 494-0171
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Mitchell S. Bloom, Esq.	Kathryn L. Biberstein, Esq.
Robert E. Puopolo, Esq.	Alkermes, Inc.
Goodwin Procter LLP	88 Sidney Street
53 State Street	Cambridge, MA 02139
Boston, MA 02109	Telephone: (617) 583-6255
Telephone: (617) 570-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate Offering	Amount of
Title of Securities	Registered (2)	Per Share	Price	Registration Fee
Common Stock, par value $0.01 per share(1)	510,476	$11.04 (3)	$5,635,656	$222

(1)	This Registration Statement also relates to the Rights to purchase shares of Series A Junior Participating Preferred Stock of the Registrant which are attached to all shares of Common Stock pursuant to the terms of the Registrant’s Rights Agreement dated February 7, 2003. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with such stock.

(2)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend, recapitalization, and certain other capital adjustments and the like.

(3)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and 457(h), the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the registration fee shown has been computed based upon the average of the high and low sales price of the Company’s Common Stock on February 6, 2009, $11.04, as reported on the Nasdaq Global Market with respect to securities for which options have not been granted.

PART I
This Registration Statement on Form S-8 registers 510,476 shares of common stock, par value $0.01 per share (the “Common Stock”), of Alkermes, Inc. (the “Registrant”) which may be acquired pursuant to the Alkermes, Inc. 2002 Restricted Stock Award Plan, as amended (the “Plan”). The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) (Registration Nos. 333-137549 and 333-107208 registering 800,000 shares of Common Stock). Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, Registration Nos. 333-107208 and 333-137549, as filed with the Securities and Exchange Commission are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 1,310,476 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 filed with the Commission on May 30, 2008;

The Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2008 filed with the Commission on August 7, 2008;

The Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2008 filed with the Commission on November 7, 2008;

The Registrant’s Quarterly Report on Form 10-Q for the three months ended December 31, 2008 filed with the Commission on February 9, 2009;

The Registrant’s Current Reports on Forms 8-K filed with the Commission on May 16, 2008; May 28, 2008; June 16, 2008 (Item 8.01 only); October 7, 2008; November 4, 2008; and December 1, 2008 (Item 1.02 only).

(b)	All other documents filed by the Company pursuant to 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	Item 1 of Registration Statement of the Company on Form 8-A dated June 28, 1991, as amended by a Registration Statement of the Company on Form 8-A/A dated January 17, 1997; and Item 1 of Registration Statement of the Company on Form 8-A dated May 2, 2003.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.
     See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, in the Commonwealth of Massachusetts, on this 9th day of February 2009.

ALKERMES, INC.
By:	/s/ David A. Broecker
David A. Broecker
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Each person whose signature appears below in so signing also makes, constitutes and appoints David A. Broecker and James M. Frates, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Richard F. Pops Richard F. Pops	Director and Chairman of the Board	February 9, 2009
/s/ David A. Broecker David A. Broecker	President and Chief Executive Officer (Principal Executive Officer)	February 9, 2009
/s/ James M. Frates James M. Frates	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 9, 2009
/s/ David W. Anstice David W. Anstice	Director	February 9, 2009
/s/ Floyd E. Bloom Floyd E. Bloom	Director	February 9, 2009
/s/ Robert A. Breyer Robert A. Breyer	Director	February 9, 2009
/s/ Gerri Henwood Gerri Henwood	Director	February 9, 2009
/s/ Paul J. Mitchell Paul J. Mitchell	Director	February 9, 2009
/s/ Alexander Rich Alexander Rich	Director	February 9, 2009
/s/ Mark B. Skaletsky Mark B. Skaletsky	Director	February 9, 2009
/s/ Michael A. Wall Michael A. Wall	Director and Chairman Emeritus	February 9, 2009

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Third Amended and Restated Articles of Incorporation as filed with the Pennsylvania Secretary of State on June 7, 2001. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 10-K for the fiscal year ended March 31, 2001 (File No. 001-14131).)

4.2	Amendment to Third Amended and Restated Articles of Incorporation as filed with the Pennsylvania Secretary of State on December 16, 2002 (2002 Preferred Stock Terms). (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 2002 (File No. 001-14131).)

4.3	Amendment to Third Amended and Restated Articles of Incorporation as filed with the Pennsylvania Secretary of State on May 14, 2003 (Incorporated by reference to Exhibit A to Exhibit 4.1 to the Registrant’s Report on Form 8-A filed on May 2, 2003 (File No. 000-19267).)

4.4	Second Amended and Restated By-Laws of Alkermes, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on September 28, 2005.)

4.5	Specimen of Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 033-40250).)

4.6	Rights Agreement, dated as of February 7, 2003, as amended, between Alkermes, Inc. and EquiServe Trust Co., N.A., as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-A filed on May 2, 2003 (File No. 000-19267).)

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP (filed herewith).

23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.3	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Power of Attorney (included in signature page).

99.1	Alkermes, Inc. 2002 Restricted Stock Award Plan as Amended and Approved on November 2, 2006. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Report on Form 10-Q for the fiscal quarter ended December 31, 2006.)

99.2	Amendment to Alkermes, Inc. 2002 Restricted Stock Award Plan. (Incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Form DEF 14/A filed on July 27, 2007.)